Exhibit 10.4

PERSHING GOLD CORPORATION

RESTRICTED STOCK AGREEMENT

(Non-Assignable)

[NUMBER] Shares of Restricted Stock of

PERSHING GOLD CORPORATION

This RESTRICTED STOCK AGREEMENT (the “Restricted Stock Agreement”), dated as of the ___ day of May 2013, is between ______________ (the “Holder”), a director, officer or employee of, or consultant or advisor to, Pershing Gold Corporation (the “Company”) or a Subsidiary of the Company (a “Related Corporation”), and the Company.

WHEREAS, on June 18, 2012 (the “Grant Date”), the Company issued to Holder an aggregate of ___________________ (________) shares of fully paid and non-assessable common shares of restricted stock (par value $0.0001 per share) (“Shares”) (the “Aggregate Grant”), with _______________ (____) Shares being granted under the Company’s 2012 Equity Incentive Plan (the “Plan”), and ______________ (_________) Shares being granted outside of the Plan, but incorporating the terms and conditions thereof.

WHEREAS, due to administrative error, the Restricted Stock Agreement issued under the Plan and dated as of the 18th day of June 2012 (the “June 2012 Agreement”) erroneously reflected that it covered the entire amount of the Aggregate Grant, not just the portion of the Aggregate Grant that was issued under the Plan.

WHEREAS, this Agreement reflects the portion of the Aggregate Grant that was issued outside the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

TERMS AND CONDITIONS.  It is understood and agreed that the award evidenced by this agreement is subject to the following terms and conditions:

1.                      Vesting Schedule.  The Shares shall be subject to the following vesting provisions.  All vesting is subject to the terms and conditions of the Plan (as set forth in Section 2 below), claw-backs (as set forth in Section 3 below) in the event of any breach of Company policy, restatements and/or adjustments.  Notwithstanding anything herein to the contrary, all vested Shares may be exercised and disposed of not sooner than six months following the date hereof.

Percentage of Shares to Vest	Date of Vesting

2.           Bound by Plan.  Although the Shares are not issued under the Plan, the parties hereby incorporate into this Restricted Stock Agreement each and every term and condition of the Plan in effect on the Grant Date and as amended from time to time (but only to the extent that such amendments apply to outstanding options), as if the Shares were in fact issued under the Plan. The Holder hereby agrees to be bound by all of the terms and provisions of the Plan.  Holder acknowledges that he has received a copy of the Plan.  A determination of the Committee (as defined in the Plan) under the Plan as to any questions which may arise with respect to the interpretation of the provisions of this award and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

3.           Claw-Back Terms.  In consideration for the Corporation’s issuing the Shares to the Holder, without regard to the vesting schedule set forth in Section 1 herein, the Shares shall be subject to automatic forfeiture to the Corporation if at any time there is (i) any breach of any agreement by Holder relating to confidentiality, non-competition, non-raid of employees, or non-solicitation of vendors or customers; or (ii) any material breach of Corporation’s policy or procedures which causes harm to the Corporation, as determined by the Committee (collectively, the “Fiduciary Clawbacks”).  In the event of a Fiduciary Clawback, the Holder shall forfeit the Shares, to the Corporation within ninety (90) days of the occurrence of a breach pursuant to (i) or (ii) herein

4.           Regulatory Compliance and Listing.  The issuance or delivery of any stock certificates representing Shares may be postponed by the Corporation for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange, any rules, regulations or other requirements under any other law, or any rules or regulations applicable to the issuance or delivery of such Shares, and the Corporation shall not be obligated to deliver any such Shares to the Holder if delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

5.           Investment Representations and Related Matters.  The Holder hereby represents that the Shares awarded pursuant to this agreement are being acquired for investment purposes and not for resale or with a view towards distribution thereof.  The Holder acknowledges and agrees that any sale or distribution of Common Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (“Securities Act”), which registration statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, prior to any such sale or distribution.  The Holder hereby consents to such action as the Corporation deems necessary or appropriate from time-to-time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this agreement, including but not limited to placing restrictive legends on certificates evidencing Shares and delivering stop transfer instructions to the Corporation’s stock transfer agent.

6.           No Right To Continued Employment; Forfeiture.  This agreement does not confer upon the Holder any right to continued employment by the Corporation or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right to the Holder’s employer to terminate employment at any time for any reason or no reason.

7.           Dilution.  Nothing in the Plan, as incorporated into this Restricted Stock Agreement, or this agreement will restrict or limit in any way the right of the Board of Directors of the Corporation to issue or sell stock of the Corporation (or securities convertible into stock of the Corporation) on such terms and conditions as it deems to be in the best interests of the Corporation, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any stock bonus or employee stock ownership plan.

8.           Notices.  Any notice hereunder to the Corporation shall be addressed to it c/o Pershing Gold Corporation, Attention: Chief Executive Officer, and any notice hereunder to the Holder shall be addressed to the Holder at the last known home address shown in the records of the Corporation, subject to the right of any party hereto to designate another address at any time hereafter in writing.

9.           Counterparts.  This agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument.

10.           Governing Law.  This agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without reference to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation caused this agreement to be executed by a duly authorized officer.

Dated: May ___, 2013	PERSHING GOLD CORPORATION

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED:

By
Print Name:

Stock Power

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto ________________________________, _______________ (_____) shares of the common stock of PERSHING GOLD CORPORATION, a Nevada corporation, standing in the undersigned’s name on the books of said corporation represented by Certificate No. ______ and constitutes and appoints the secretary of said corporation as the undersigned’s agent and attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated: